AMERICAN EAGLE ENERGY INC. ANNOUNCES COMMENCEMENT OF FINAL STEPS IN ITS MERGER WITH ETERNAL ENERGY CORP.

Billings, Montana; November 21, 2011 – American Eagle Energy Inc. (OTCBB: AMZG; the “Company” or “AMZG”) is pleased to announce the commencement of the final steps in its merger with Eternal Energy Corp.  The Company’s stockholders have approved the merger and the Securities and Exchange Commission has declared Eternal Energy’s Registration Statement effective.  The Company currently anticipates that the merger will close by early December following final regulatory filings.

At the closing of the merger, AMZG’s stockholders will receive approximately 3.641 shares of Eternal Energy’s common stock for each share of AMZG common stock that they own on November 28, 2011.  As of the closing, the combined company will have approximately 45,560,000 shares outstanding.

“American Eagle is excited that our combination with Eternal Energy is so close at hand and we look forward to closing the merger so that we can begin consolidating American Eagle’s and Eternal Energy’s interests in the companies’ low-risk Bakken and Three Forks properties in Saskatchewan and North Dakota with our large, highly prospective acreage position in the Montana portion of the rapidly emerging Alberta Bakken play,” stated Richard Findley, AMZG’s President and Chief Executive Officer.  “The combined strength of our two management teams, our current and expected production, acreage positions, and multiple prospects should provide substantial depth and growth opportunities for the combined company and will significantly increase stockholder value for all of our current stockholders.”

When the merger closes, Richard Findley will serve as Chairman of the Board; Bradley M. Colby, as President, Chief Executive Officer, Treasurer, and Director; Thomas Lantz, as Chief Operating Officer; Paul E. Rumler, as Director and Secretary; John Anderson, as Director; and Sean Mitchell, as Director of the combined company.

AMZG’s stockholders should receive a letter of transmittal directly or from their brokers that will describe the procedures for tendering their shares of AMZG and receiving shares of common stock of the combined company.

Upon the closing of the merger, the combined company will complete a 1-for-4.5 reverse stock split to reduce the number of outstanding shares of common stock to approximately 45,560,000 and will change its name to “American Eagle Energy Corporation.”  At that time, the ratio of stockholdings between the companies, exclusive of any presently outstanding options, will be approximately 80% for the legacy AMZG stockholders and approximately 20% for Eternal Energy’s legacy stockholders.

The combined company’s new CUSIP number for its common stock will be 02554F102 and FINRA will issue a trading symbol for the combined company’s common stock.

About American Eagle Energy Inc.:
American Eagle Energy Inc. is an oil and gas company engaged in the exploration of petroleum and natural gas.  The Company was incorporated in Nevada on March 14, 2007 to engage in the acquisition, exploration, and development of natural resource properties.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements.  Certain information included in this press release contains statements that are forward-looking, such as statements relating to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth, potential contracts, and/or aspects of litigation.  Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of, American Eagle Energy Inc.  These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, and domestic and global economic conditions.  Persons are encouraged to read our Annual Report on Form 10-K for the eight-month period ended December 31, 2010, our Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2011, and our other documents filed with the Securities and Exchange Commission for meaningful cautionary language in respect of forward-looking statements in this press release.  Interested persons are able to obtain free copies of filings containing information about the Company at the Securities and Exchange Commission’s internet site (http://www.sec.gov).  The Company assumes no obligation to update any of these forward-looking statements.

CONTACT:          Thomas Lantz
                                Vice President of Operations
                                American Eagle Energy Inc.
                                303-798-5235